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                          DISCOVERY LABORATORIES, INC.

November 18, 1998

Dr. Charles Cochrane
The Scripps Research Institute
10550 North Torrey Pines Road
La Jolla, California  92037

Dear Charlie:

              This will confirm our agreement that the $17,500 payable to you and Monica on November 1, 1998 pursuant to our consulting agreement between you and us will be satisfied by Discovery's delivery to you of 8,400 shares (the "shares") of Discovery's Common Stock, par value $0.001 per share. In connection with such transaction, you acknowledge that:

              (a) the shares have not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws, and will bear a restrictive legend to the effect that they cannot be resold or transferred unless either (i) they are registered under the Securities Act and all applicable state securities laws or (ii) such sale or transfer is exempt from registration under the Securities Act and applicable state securities laws;

              (b) the shares are being acquired for your own account and not with a view to their resale or distribution in a manner that would violate any applicable Federal or state securities or other law;

              (c) you have the prior investment experience, including investment in non-listed and unregistered securities, necessary to evaluate the merits of, and the consequences and risks, of, an investment in the shares; and

              (d) you have been access to such information concerning Discovery and the Shares as you have deemed necessary in connection with this transaction and have relied solely on Discovery's public filings in determining to accept the Shares pursuant thereto.

              Please execute this letter where indicated below to indicate your agreement with the foregoing.

                                                   DISCOVERY LABORATORIES, INC.


                                                   By /s/ Evan Myrianthopoulos
                                                      -------------------------
                                                      Name: Evan Myrianthopoulos
                                                      Title:   VP Finance

                                                   AGREED:

                                                   Charles, G. Cochrane, M.D.


                                                   By /s/ Charles G. Cochrane
                                                      --------------------------
                                                      Name: